Exhibit 10.03

AMBAC FINANCIAL GROUP, INC.

2008 DIRECTORS COMPENSATION TABLE

EFFECTIVE AS OF APRIL 1, 2008

TYPE OF FEE	AMOUNT	MANNER OF PAYMENT

Annual Fees/Awards

¡ Annual fee for serving as a director of Ambac Financial Group, Inc.	$50,000**	$50,000 payable quarterly in arrears in cash

¡ Annual fee for serving as a director of Ambac Assurance Corporation	None

¡ Annual fee for chairing the Audit and Risk Assessment Committee of Ambac Financial Group, Inc.	$20,000	Payable quarterly in arrears in cash

¡ Annual fee for chairing the Compensation Committee or Governance Committee of Ambac Financial Group, Inc.	$10,000	Payable quarterly in arrears in cash

¡ Annual fee for serving as Presiding Director of Ambac Financial Group, Inc.	$75,000	Payable quarterly in arrears in cash

Meeting Fees

¡ Annual or special meeting of Ambac Financial Group, Inc. stockholders	$1,000	Payable quarterly in arrears in cash

¡ Ambac Financial Group, Inc. Board meeting	$2,000	Payable quarterly in arrears in cash

¡ Ambac Assurance Corporation Board meeting	$2,000	Payable quarterly in arrears in cash

¡ Standing or special committee meeting held in conjunction with a stockholder or board meeting	$1,000	Payable quarterly in arrears in cash

¡ Standing or special committee meeting not held in conjunction with a stockholder or board meeting	$1,000	Payable quarterly in arrears in cash

Travel and Related Expenses

¡ Travel and related expenses incurred in attending a stockholder, board or committee meeting	100% of expenses incurred	Payable in cash promptly upon submission of receipts to the Ambac Financial Group, Inc.

**	The cash portion of the annual fee is prorated to reflect service on the Board of less than one full year prior to the relevant annual meeting of stockholders.

AMBAC FINANCIAL GROUP, INC.

2008 DIRECTORS COMPENSATION TABLE

EFFECTIVE AS OF APRIL 1, 2008

(CONTINUED PAGE 2 OF 2)

TYPE OF FEE	AMOUNT	MANNER OF PAYMENT

Stock Awards

¡ Annual Award of Restricted Units of Common Stock (RSUs)	Value of $100,000 RSUs on date of the Annual Meeting

¡      The value of $100,000 of RSUs will be awarded annually on the date of the annual meeting of stockholders. The number of RSUs shall be equal to $100,000 divided by the closing price of Ambac’s Common Stock on the NYSE on the date of the Annual Meeting.

¡      The RSUs vest on the first anniversary of the grant

¡ Five-year Award of RSUs	Value of $210,000 RSUs on date of Annual Meeting (only granted once every 5 years)

¡      The value of $210,000 of RSUs are awarded on the date of the annual meeting of stockholders coincident with, or first succeeding the director’s election to the Ambac Financial Group, Inc. Board. The number of RSUs shall be equal to $210,000 divided by the closing price of Ambac’s Common Stock on the NYSE on the date of the Annual Meeting.

¡      These RSUs vest on the date of the annual meeting held in the fifth year following the date of grant

¡      Assuming the director remains on the Board following vesting, he or she will be awarded an additional $210,000 in RSUs

¡      RSUs are awarded under the 1997 Non-Employee Directors Plan, as amended

*	Effective June 3, 2008 the Annual Award of Restricted Units of Common Stock (RSUs): increased to $100,000 from $60,000.

OTHER BENEFITS	DESCRIPTION

¡ Deferred compensation	Under the Deferred Compensation Plan for Outside Directors and Eligible Senior Officers, non-employee directors may elect to defer all or part of their director compensation (including both annual and meeting fees) that is paid in cash

¡ Health and welfare	Each non-employee director is permitted to enroll (without paying any premium) in the Ambac Financial Group, Inc. medical and dental plan and is eligible to receive a $50,000 term life insurance policy (without paying any premium)